Exhibit 10.3

                               AMENDING AGREEMENT

            THIS AGREEMENT made as of the 17th day of March, 2005.

B E T W E E N:


                                  DEREK HOOPER

                                 (the "Vendor")

                                     - and -

               1523813 ONTARIO LIMITED d.b.a. FREEDOM PHONE LINES

                               (the "Corporation")

                                     - and -

                             TELEPLUS CONNECT CORP.

                                (the "Purchaser")

                                     - and -

                            TELEPLUS ENTERPRISES INC.

                            ("Teleplus Enterprises")

            WHEREAS pursuant to a share purchase agreement (the "Purchase Agreement") dated as of December 9th, 2004, between the Vendor, the Corporation, the Purchaser and Teleplus Enterprises, the Purchaser, agreed, among other things, subject to the provisions of the Purchase Agreement, to purchase and the Vendor agreed to sell all of the issued and outstanding shares of the Corporation;

            AND WHEREAS the Purchaser, formerly Keda Consulting Corp., has changed its name to Teleplus Connect Corp.;

            AND WHEREAS it is proposed that the Purchase Agreement be amended;

            NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual provisions and covenants herein, the sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

1.    The Purchase Agreement is hereby amended as follows:

      (a)   the following is hereby deleted from section 1.01 of the Purchase
            Agreement:

      ""Adjustment Amount" has the meaning ascribed thereto in Section 2.04;"

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                                      -2-


      ""Business" means the sale of prepaid residential telecommunication services (local line, long distance, internet) presently and heretofore carried on by the Corporation;"

      ""Closing Date" means March 7, 2005, subject to extension in accordance with the provisions of Section 5.06, or such other date as the parties may agree in writing, provided that such date is no later than 15 days after the delivery of the Audited Financial Statements;"

      ""Final Balance Sheet" has the meaning ascribed thereto in Section 2.04;"

      ""Financial Thresholds" has the meaning ascribed thereto in Section 2.04."

      ""Shareholders' Equity" means the total assets of the Corporation minus the total liabilities of the Corporation;"

      (b) the following is hereby added in alphabetical order to section 1.01 of the Purchase Agreement:

      ""Business" means the sale of prepaid residential wire-line telecommunication services (local line, long distance, internet) presently and heretofore carried on by the Corporation;"

      ""Closing Date" means March 31, 2005 or such other date as the Parties may agree in writing;"

      ""Escrow Agreement" means the escrow agreement to be entered into by the Vendor on the Closing Date, substantially in the form attached hereto as Exhibit F;"

      ""Subsidiary" means 6200281 Canada Ltd., a corporation owned by the Vendor;"

      ""Working Capital" means the current assets of the Corporation minus the current liabilities of the Corporation in the ordinary course of business, provided, that, "Working Capital" in this Agreement shall not include loans to and from affiliates of the Corporation or loans to and from shareholders of the Corporation;"

      (c)   the following schedule references are hereby deleted from section
            1.12 of the Purchase Agreement:

      "Schedule 2.04          -           Financial Thresholds"

      "Schedule 6.02(5)       -           Form of Employment Agreement"

      (d) the following is hereby added to section 2.01 of the Purchase Agreement after the last sentence in that section but shall be included as part of the same paragraph:

      "The Purchased Shares sold, assigned and transferred to the Purchaser shall include all of the issued and outstanding shares in the capital of the Subsidiary."

      (e) the dollar amount of "$1,600,000" is hereby deleted from the third line of section 2.02 of the Purchase Agreement and inserted in its place is the dollar amount of "$1,000,000".

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                                      -3-


      (f)   section 2.03(c) of the Purchase Agreement is hereby deleted;

      (g) the following is hereby added to section 2.03 of the Purchase Agreement in a separate paragraph after the last sentence in that section:

      "In accordance with the provisions of the Escrow Agreement to be entered into by the Vendor at the Time of Closing, the Vendor agrees and acknowledges that it shall place that portion of the Purchase Price stipulated in Section 2.03(b) hereof in escrow from and including the Closing Date until the first Business Day immediately following the first anniversary of the Closing Date, subject to the terms of such Escrow Agreement.";

      (h) section 2.04 of the Purchase Agreement is hereby deleted in its entirety and inserted in its place is the following:

      "(1) Following the Closing, the Purchaser will cause to be prepared and will deliver to the Vendor within 30 days following the Closing Date draft financial statements (the "Draft Closing Financials") for the Corporation for the period ending at the Closing Date, which Draft Closing Financials shall include a balance sheet and an income statement of the Corporation. The Draft Closing Financials shall be prepared in accordance with GAAP and shall take into account any liabilities (including tax liabilities) arising as a result of the Pre-Closing Reorganization and tax liabilities for the period ending at the Closing Date. The Vendor will have 2 Business Days after receipt of the Draft Closing Financials in which to review the Draft Closing Financials and advise the Purchaser in writing as to any disagreement regarding such Draft Closing Financials, provided that there shall be deemed to be no disagreement over the Draft Closing Financials unless the aggregate amount in dispute exceeds $25,000. The Purchaser will provide access, upon every reasonable request, to the Vendor and its accountants and advisors to all work papers of the Corporation and its accountants to verify the accuracy, presentation and other matters relating to the preparation of the Draft Closing Financials and the Vendor and the Purchaser shall otherwise fully cooperate with each other in the preparation of the Draft Closing Financials. The Vendor and the Purchaser shall each bear their own costs and expenses in preparing and reviewing the Draft Closing Financials. Any disagreement with respect to the Draft Closing Financials that cannot be settled by the Parties shall be referred to Mintz and Partners, Chartered Accountants, for final resolution. The costs incurred in connection with such final resolution will be shared equally by the Purchaser and the Vendor. Immediately following the 2 Business Day review period referred to above, or the resolution of any dispute in accordance with the foregoing, the Purchaser shall cause to be prepared and delivered to the Vendor financials for the Corporation as at the Closing Date in final form (the "Final Closing Financials"). Such Final Closing Financials shall be binding upon the Parties and not subject to appeal.

      (2) Within two Business Days after receipt by the Vendor of the Final Closing Financials, the Vendor shall pay the Purchaser any amount by which Working Capital is less than $0 as at the Closing Date. Such payment, if any, shall be a decrease in the Purchase Price. The requirement of the Vendor to make such payment to the Purchaser, if any, shall be satisfied by way of a set-off against that portion of the Purchase Price stipulated in Section 2.03(b) hereof, and subject to Section 8.05 hereof as applicable.";

      (i) section 2.05(3) of the Purchase Agreement is hereby amended by deleting all references to the term "Financial Balance Sheet" therein and replacing such deletion with the term "Final Closing Financials";

      (j) section 2.05(3) of the Purchase Agreement is hereby amended by deleting the reference in the sixth line thereof to "Section 2.05" and replacing such deletion with "Section 2.04";

      (k) the following is hereby added to the Purchase Agreement as section 5.01(4):

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                                      -4-


      "the Vendor shall cause the Corporation, and the Corporation shall take all necessary measures, to have a Working Capital balance of not less than $0 as determined as at the Closing Date.";

      (l) the number "30" in the last line of Section 5.06 of the Purchase Agreement is hereby deleted and inserted in its place is the number "60";

      (m) Section 6.01(4) is hereby deleted in its entirety and inserted in its place is the following:

      "(4) Due Diligence. The Purchaser shall have completed its due diligence investigations in accordance with Section 5.02 to its satisfaction, in its sole and absolute discretion, on or before March 25, 2005; provided, however, that, satisfactory completion of such due diligence investigations by the Purchaser is conditional upon (a) the Vendor submitting to the Purchaser the Audited Financial Statements, and (b) the Purchaser being satisfied with the contents of such Audited Financial Statements in its sole and absolute discretion."

      (n) Section 6.01(5) is hereby deleted in its entirety and inserted in its place is the following:

      "The Vendor shall have entered into a non-competition and non-solicitation agreement with the Purchaser and Corporation whereby the Vendor covenants and agrees with the Purchaser and the Corporation that he will not, directly or indirectly, for a period of 24 months from and after the Closing Date, either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company or corporation (except the Purchaser or the Corporation), as principal, shareholder or employee, (a) carry on, be engaged in, be interested in, be concerned with or be connected in any manner with the ownership, management or control of, any business enterprise which is competitive with the Business of the Corporation as now carried on or as now proposed to be carried on, other than a business enterprise that is operating exclusively and is concerned only with the wireless telecommunication products and services, and (b) solicit or otherwise engage for the purpose of offering any business or service persons that are now, have ever been or will be as at the Closing Date customers of the Corporation or the Subsidiary."

      (o) the following shall be added to the Purchase Agreement as section 6.01(6)(l):

      "(l) evidence that all necessary steps and proceedings as approved by counsel to the Purchaser have been taken by the Corporation and the Vendor, effective as at the Closing Date, to (i) cancel all credit cards registered in the name of the Corporation, and (ii) remove the authority of all those persons identified in Schedule 3.34 to draw on or have access to accounts or safety deposit boxes identified in such Schedule 3.34."

      (p) the following shall be added to the Purchase Agreement as section 6.01(6)(m):

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                                      -5-


      "(m) evidence that all necessary steps and proceedings as approved by counsel to the Purchaser have been taken by the Vendor, effective as at the Closing Date, to transfer all of the issued and outstanding shares in the capital of the Subsidiary from the Vendor to the Corporation."

      (q)   section 6.02(5) of the Purchase Agreement is hereby deleted;

      (r)   section 6.02(6)(e) of the Purchase Agreement is hereby deleted;

      (s) the dollar amount of "$50,000" is hereby deleted from the third line of section 8.05 of the Purchase Agreement and inserted in its place is the dollar amount of "$25,000";

      (t)   section 9.04 of the Purchase Agreement is hereby deleted;

      (u) all other amendments, deletions and additions necessary to give effect to the foregoing are hereby deemed made to the Purchase Agreement without in any way prejudicing any other provisions of the Purchase Agreement.

2. In all other respects the terms and conditions set forth in the Purchase Agreement shall remain unamended, and time shall remain of the essence.

            IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first above written.


                                          TELEPLUS CONNECT CORP.


                                          Per: /s/ Marius Silvasan


___________________________________       /s/ Derek Hooper
Witness:                                  Derek Hooper



                                          TELEPLUS ENTERPRISES INC.


                                          Per: /s/ Marius Silvasan


                                          1523813 ONTARIO LIMITED


                                          Per: /s/ Derek Hooper
                                          Derek Hooper, President